================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 28, 2001

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                    1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



              10889 WILSHIRE BOULEVARD
               LOS ANGELES, CALIFORNIA                          90024
      (Address of principal executive offices)                (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


================================================================================

Item 9.  Regulation FD Disclosure
-------  ------------------------

        Financial Analyst Presentation by Dr. Dale R. Laurance, President
        -----------------------------------------------------------------
                                 March 28, 2001
                                 --------------

     The following is the text of the presentation made by Dr. Dale R. Laurance, President of Occidental Petroleum Corporation, at the Howard Weil Energy Conference on March 28, 2001 in New Orleans, Louisiana.

--------------------------------------------------------------------------------
|                                                                              |
|                       Occidental Petroleum Corporation                       |
|                                                                              |
|                                                                              |
|               [graphic omitted]    Restructuring and New                     |
|                                    Business Development                      |
|                                                                              |
|                                                                              |
|                             Dr. Dale R. Laurance                             |
|                                  President                                   |
|                                                                              |
|                                                                              |
|                                 Howard Weil                                  |
|                    Twenty-Ninth Annual Energy Conference                     |
|                                                                              |
|                                                                              |
|                                New Orleans, LA                               |
|                                March 28, 2001                                |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What is our strategy?   |
|                                                                              |
|                                                                              |
|        o  Shift corporate assets to large, long-lived oil                    |
|           and gas assets with growth potential                               |
|           >  Swap/sell marginal assets                                       |
|           >  Acquire assets that create or enhance critical mass             |
|              in core areas                                                   |
|           >  Sharpen exploration and EOR focus on core areas                 |
|        o  Harvest cash from chemicals                                        |
|           >  Concentrate assets in major product markets                     |
|           >  Create strategic alliances to maximize cash flow                |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     Our strategy for creating value in the E & P business is unchanged since 1997. We're focused on creating a group of large, long-lived oil and gas "legacy" assets that give us a strong base with stable production and the capacity to generate a large stream of earnings and cash flow.

     Our geographic focus has been narrowed to the U.S., Latin America and the Middle East. We've swapped or sold marginal assets or assets that are nearing the end of their economic life cycle - and we're continuing to high grade our asset base. We've acquired assets like Altura and Elk Hills that give us critical mass.

     In addition, we've refocused our exploration and other growth initiatives primarily in the Middle East and Latin America. In the process, we've significantly lowered our risk profile by focusing on fewer geographic areas.

     And finally, we will continue to harvest cash from our chemicals operations to fund our new growth initiatives.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                                Core Businesses                               |
|                        (Percentage of Income & Cash)                         |
|                                                                              |
|      (The tables below are tabular representations of graphic materials)     |
|                                                                              |
|                                                                              |
|            1997                                                              |
|                                                                              |
|            Business                   Percentage of Income & Cash            |
|            --------                   ---------------------------            |
|            Oil and Gas                            46%                        |
|            Chemicals                              40%                        |
|            Gas Transmission                       14%                        |
|                                                                              |
|            2000                                                              |
|                                                                              |
|            Business                   Percentage of Income & Cash            |
|            --------                   ---------------------------            |
|            Oil and Gas                            89%                        |
|            Chemicals                              11%                        |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     The combined effect of these changes within the oil and gas and the chemicals divisions - and at the Corporate level - has resulted in a very dramatic and fundamental shift in the company's earnings and cash generation profile.

     As you can see, our oil and gas operations accounted for 89-percent of Oxy's income and cash last year - compared to 46-percent in 1997.

--------------------------------------------------------------------------------
|                                                                              |
|                                                       Worldwide Operations   |
|                                                                              |
|                            Number of Oil and Gas                             |
|                                  Locations                                   |
|                                                                              |
|                                                                              |
|                        1997                       2000                       |
|                        ----                       ----                       |
|                          5      Latin America       3                        |
|                          4       Middle East        4                        |
|                         16       US (states)        5                        |
|                         17          Other           2                        |
|                        ----                       ----                       |
|                         42                         14                        |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     In 1997, we were active in five countries in Latin America, four in the Middle East and 17 elsewhere in the world. Domestically, we were active in 16 states.

     Today, we're focused on three Latin American countries and four in the Middle East. And here at home, we've reduced the number of states where we operate to 5.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                                Proved Reserves                               |
|                                 (Billion BOE)                                |
|                                                                              |
|      (The table below is a tabular representation of graphic materials)      |
|                                                                              |
|                      Year               Proved Reserves                      |
|                      ----               ---------------                      |
|                      1997                     1.31                           |
|                      1998                     1.42                           |
|                      1999                     1.35                           |
|                      2000                     2.17*                          |
|                                                                              |
|                                         * 61% increase                       |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     During this same period, we increased our reserve base by nearly 70-percent
- from 1.3 billion barrels of oil equivalent (or BOE) in 1997 to 2.17 billion BOE at the end of 2000. The increase from 1999 to 2000 alone was 61-percent.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                            Oil and Gas Production                            |
|                            (Thousand BOE Per Day)                            |
|                                                                              |
|      (The table below is a tabular representation of graphic materials)      |
|                                                                              |
|               Year                   Reserves/Production Ratio               |
|               ----                   -------------------------               |
|               1997                              395                          |
|               1998                              438                          |
|               1999                              425                          |
|               2000                              461                          |
|               2001 Est.                         500                          |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     Production has risen by 17-percent between 1997 and 2000. Based on our estimated exit rate for 2000, the compounded annual growth rate in our production is 6-percent since 1997. We expect to do at least as well in 2001.

     The significance of the rapid growth in production is magnified by the fact that our price realizations in 2000 are higher than they were in 1997.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                          Oxy Oil Price Realizations                          |
|                                   (% WTI*)                                   |
|                                                                              |
|      (The table below is a tabular representation of graphic materials)      |
|                                                                              |
|                 Year                   Oil Price Realization                 |
|                 ----                   ---------------------                 |
|                 1997                            75%                          |
|                 2000                            87%                          |
|                                                                              |
|                      *West Texas Intermediate crude oil                      |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     In 1997, we realized 75-percent of the average price of $20.61 per barrel for WTI. Today, our realizations are 87-percent of WTI. This improvement is the result of having sold or swapped producing assets with low netbacks in the U.S. mid-continent region, Peru and Venezuela and replaced them with assets like
Elk Hills in California and Altura in Texas.

     The picture for natural gas realizations is similar - although the difference is not as pronounced.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                      Oxy Natural Gas Price Realizations                      |
|                                  (% NYMEX*)                                  |
|                                                                              |
|      (The table below is a tabular representation of graphic materials)      |
|                                                                              |
|             Year                   Natural Gas Price Realization             |
|             ----                   -----------------------------             |
|             1997                                91%                          |
|             2000                                93%                          |
|                                                                              |
|                 *New York Mercantile Exchange natural gas price              |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     Natural gas price realizations went from 91-percent of the average NYMEX price in 1997 to an estimated 93-percent in 2000. This change reflects the sale of marginal properties in Kansas, Louisiana and East Texas and their replacement with higher margin properties in California.

     California has the best gas market in the U.S. with high year-round demand and a limited local supply. We are the single largest gas producer in the state. Because of our proximity to the market, lower transportation costs give us a competitive advantage over out of state suppliers.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                            Oil and Gas SG&A Costs                            |
|                                 ($ Per BOE)                                  |
|                                                                              |
|      (The table below is a tabular representation of graphic materials)      |
|                                                                              |
|                 Year                   Oil and Gas SG&A Cost                 |
|                 ----                   ---------------------                 |
|                 1997                           $2.11                         |
|                 2000                           $1.30*                        |
|                                                                              |
|                                        *38% reduction                        |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     At the same time our price realizations were going up, our costs were coming down - leading to further margin improvements. In late 1997, we said we would substantially reduce selling, general and administrative expenses. I'm pleased to report that we've cut these costs from $2.11 per BOE in 1997 to an estimated $1.30 per barrel this year - for a reduction of 38-percent.

     This improvement is a direct result of our strategy of focusing on large, cost competitive assets in fewer places.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                     1999 Oil and Gas Operating Income*                       |
|                                   ($/BOE)                                    |
|                                                                              |
|      (The table below is a tabular representation of graphic materials)      |
|                                                                              |
|                     Company               Oil and Gas Operating Income       |
|                     -------               ----------------------------       |
|      Top Tier         OXY                             5.30                   |
|                       APA                             4.55                   |
|                       APC                             3.98                   |
|                       BP                              3.88                   |
|      Second Tier      COC                             3.73                   |
|                       XOM                             3.53                   |
|                       KMG                             3.48                   |
|                       CHV                             3.03                   |
|      Third Tier       MRO                             2.92                   |
|                       P                               2.91                   |
|                       AHC                             2.72                   |
|                       TX                              2.22                   |
|      Bottom Tier      UCL                             1.68                   |
|                       EOG                             1.15                   |
|                       BR                              0.88                   |
|                                                                              |
|     * Oil and gas exploration & production income (per FAS 69 format) is     |
|                    after taxes & before interest expense                     |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     The results of what we have done to strengthen our asset mix and reduce costs are apparent in the improvement we've achieved in operating profitability per BOE. In 1999, Oxy led its competitors in operating income per barrel.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                     2000 Oil and Gas Operating Income*                       |
|                                   ($/BOE)                                    |
|                                                                              |
|      (The table below is a tabular representation of graphic materials)      |
|                                                                              |
|                     Company               Oil and Gas Operating Income       |
|                     -------               ----------------------------       |
|      Top Tier         OXY                            14.32                   |
|                       MRO                            13.94                   |
|                       APA                            13.76                   |
|                       KMG                            13.60                   |
|      Second Tier      BP                             13.43                   |
|                       APC                            12.65                   |
|                       P                              10.41                   |
|                       EOG                            10.37                   |
|      Third Tier       CHV                             9.59                   |
|                       XOM                             9.35                   |
|                       UCL                             9.34                   |
|                       TX                              9.08                   |
|      Bottom Tier      COC                             9.03                   |
|                       BR                              8.03                   |
|                       AHC                             7.90                   |
|                                                                              |
|      * Based on quarterly exploration and production income before U.S.      |
|                           taxes & interest expense                           |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     The picture is much the same in 2000. We again outperformed our competitors. This chart is based on quarterly reported earnings for 2000 which is before taxes and interest. Once the annual reports are filed for all the companies we will be able to use the comparisons based on the FAS 69 results as we did in the previous slide.

     Our exploration and production income per BOE in 1999 and 2000 reflects the very substantial improvements we've made in growing production, reducing costs and improving netbacks. These fundamental strengths will become increasingly apparent in our corporate results as we continue to drive down our debt and interest costs.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                       Alliance Synergies - OxyChem Net                       |
|                                 ($ Millions)                                 |
|                                                                              |
|      (The table below is a tabular representation of graphic materials)      |
|                                                                              |
|                          Alliance           Synergy                          |
|                          --------           -------                          |
|                          OxyVinyls             $60                           |
|                          Equistar              $82                           |
|                                             -------                          |
|                          Total                $142                           |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     In addition, the capture of synergies from our chemicals alliances added another 25-cents per share. So far, synergies from the two alliances - OxyVinyls and Equistar - have resulted in improvements totaling $142 million.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                           Total Company Improvement                          |
|                                                                              |
|                                EPS Improvement                               |
|                    --------------------------------------                    |
|                    Oil and Gas                      $1.00                    |
|                    Chemicals                        $0.25                    |
|                                                     -----                    |
|                          Total                      $1.25                    |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     That's a combined improvement of $1.25 per share in earnings power that is independent of energy prices and falls directly to our bottom line.

     The $1.25 per share is the result of our internal initiatives to improve the fundamentals of the business by attacking those factors which are under our control. They include improving the quality of our assets, increasing production, lowering costs, improving netbacks, capturing alliance synergies and, ultimately, enhancing our profitability on a unit-of-production basis.

     Now let's turn to the subject of debt reduction.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                                  Total Debt                                  |
|                                 ($ Millions)                                 |
|                                                                              |
|      (The table below is a tabular representation of graphic materials)      |
|                                                                              |
|                           Oxy Public  Other Recourse   Altura Non-           |
|   Date                       Debt          Debt       Recourse Debt  Total   |
|   --------                ----------  --------------  -------------  -----   |
|   12/31/97                   4,965         1,361              0      6,326   |
|   12/31/98                   5,402           776              0      6,178   |
|   12/31/99                   4,401         1,047              0      5,448   |
|   Pro-forma Post Altura      5,766         1,009          2,400      9,175   |
|   9/30/00                    4,035           944          2,080      7,059   |
|   12/31/00                   3,541           915          1,900      6,356   |
|   12/31/01 Est.              3,545           855          1,200      5,600*  |
|                                                                              |
|                                                * Based on "First Call" EPS   |
|                                                  Consensus of $3.05          |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     Our pro-forma debt with the Altura acquisition rose to about $9.2 billion. At the end of 2000 our total debt was under $6.4 billion, and we expect to achieve significant additional reduction this year.

     The amount of debt reduction for 2001 is very simple to calculate. Our planned capital expenditures of $1.1 billion equals our depreciation, depletion and amortization. If we accept First Call's earnings estimate of $3.05 for 2001 and subtract our annual dividend of $1.00, we then multiply the difference of $2.05 times the number of outstanding shares which equals the free cash flow available for debt reduction.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                         Debt/Capitalization Ratio (%)                        |
|                                                                              |
|      (The table below is a tabular representation of graphic materials)      |
|                                                                              |
|            Date                           Debt/Capitalization Ratio          |
|          --------                         -------------------------          |
|          12/31/97                                      67%                   |
|          12/31/98                                      66%                   |
|          12/31/99                                      59%                   |
|          Pro-forma Post Altura                         71%                   |
|          9/30/00                                       60%                   |
|          12/31/00                                      57%                   |
|          12/31/01 Est.                                 50%*                  |
|          Target                                    Mid-40s                   |
|                                                                              |
|                                           * Based on "First Call" EPS        |
|                                             Consensus of $3.05               |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     Our total debt-to-capitalization ratio of 57-percent at the end of last year was the lowest it's been in nearly a decade. We expect that ratio to be no higher than 50-percent by the end of 2001, bringing us closer to our mid-40s target.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                             Return on Equity (%)                             |
|                                                                              |
|                                   Average - Years              Annual        |
|                          ---------------------------------     ------        |
|                          10 Yrs    7 Yrs    5 Yrs    3 Yrs      2000         |
|                          ------    -----    -----    -----     ------        |
|        Capital Equity      7.7      10.6     12.9     20.8      37.9         |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     We've also made significant and steady progress in improving our returns on equity. The improvements over the last three years reflect the growth of our oil and gas business. These results do include non-recurring items like asset sales and the write-down of assets.

--------------------------------------------------------------------------------
|                                                                              |
|                                                      What are the results?   |
|                                                                              |
|                        Return on Capital Employed (%)                        |
|                                                                              |
|                                Average - Years              Annual           |
|                       ---------------------------------     ------           |
|                       10 Yrs    7 Yrs    5 Yrs    3 Yrs      2000            |
|                       ------    -----    -----    -----     ------           |
|            Capital                                                           |
|           Employed      6.7      7.7      8.6      11.5      19.0            |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     We see the same pattern of improvement in our return on capital employed. These returns have been improving steadily - and we're committed to achieving further improvement.

     Now I'd like to focus on new growth opportunities - beginning with California.

--------------------------------------------------------------------------------
|                                                                              |
|                                                     Business Review - U.S.   |
|                                                                              |
|                                                                              |
|                                    [map]                                     |
|                                                                              |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     In February, 1998, we took over ownership of the giant Elk Hills oil and gas field in California. Production has held steady at 96,000 BOE per day beginning in 1999. We expect production to remain at that level this year.

     We've replaced 120-percent of our total oil and gas production at Elk Hills
- and we've done so at a cost of approximately $2.55 per barrel.

     In addition, we've been very successful at driving down our costs at Elk Hills. Since Elk Hills oil is selling at premium prices compared to other California production and gas production in Southern California has been selling at premium prices compared to almost all other domestic markets, the combination of high prices and low costs has resulted in very strong earnings and cash flow from Elk Hills. By the end of last year, Elk Hills had generated total free cash flow of approximately $1.27-billion - that's after both taxes and capital.

     I'm sure all of you are aware of the serious problems confronting the electric power and the related natural gas markets in California. California's energy problems have been the subject of a number of Wall Street Journal editorials - the latest on March 19th - and a New York Times feature on March 20.

     For the next few minutes I'd like to focus specifically on the excellent position we have in serving California's red hot natural gas market.

--------------------------------------------------------------------------------
|                                                                              |
|                                              California Natural Gas Market   |
|                                                                              |
|     o   Gas demand is driven by electricity generation                       |
|         >   California's demand is growing rapidly - but demand in           |
|             neighboring states is growing twice as fast                      |
|     o   Current electricity supply shortfall will grow                       |
|         worse before improving                                               |
|     o   Virtually all new generating capacity will be gas-                   |
|         fired                                                                |
|         >   Where will new gas supplies come from?                           |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     Natural gas demand in California is being driven by the growing demand for electricity, but the demand for power is growing twice as fast in the surrounding states.

     This means that there is less regional supply available to help California meet its shortfall. The current shortfall will get worse before things improve.

     All the new electricity generating facilities will be gas-fired, but it's unlikely that sufficient gas supplies will be available in time to meet expected demand in 2003.

--------------------------------------------------------------------------------
|                                                                              |
|                                                     California Natural Gas   |
|                                                                              |
|                               Supply - Demand*                               |
|                           (Billion Cubic Feet/Day)                           |
|                                                                              |
|      (The table below is a tabular representation of graphic materials)      |
|                                                                              |
|                       2000      Supply        6.10                           |
|                       2003      Demand        9.15**                         |
|                                                                              |
|     * Source: California Division of Oil and Gas                             |
|     **50% Increase                                                           |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     California's gas demand is expected to increase by 50-percent - from 6 to 9 billion cubic feet - over the next three years. It is difficult to imagine how an additional 3 billion cubic feet per day can be added in that time frame, given the constraints on the existing infrastructure.

     What this projection does indicate is that the market for California's domestic gas will remain strong for the foreseeable future, and Oxy is in an excellent position to benefit from its current position as the leading gas producer in California.

--------------------------------------------------------------------------------
|                                                                              |
|                                                     California Natural Gas   |
|                                                                              |
|                            California Production                             |
|                           (Billion Cubic Feet/Day)                           |
|                                                                              |
|      (The table below is a tabular representation of graphic materials)      |
|                                                                              |
|       Year     Base Production     Elk Hills Gross Production     Total      |
|       ----     ---------------     --------------------------     -----      |
|       1985          1.352                                         1.352      |
|       1986          1.272                                         1.272      |
|       1987          1.171                                         1.171      |
|       1988          1.105                                         1.105      |
|       1989          1.032                                         1.032      |
|       1990          1.000                                         1.000      |
|       1991          1.051                                         1.051      |
|       1992          0.987                                         0.987      |
|       1993          0.870                                         0.870      |
|       1994          0.853                                         0.853      |
|       1995          0.797                                         0.797      |
|       1996          0.575                     0.108               0.683      |
|       1997          0.563                     0.118               0.681      |
|       1998          0.431                     0.224               0.655      |
|       1999          0.295                     0.368               0.633      |
|       2000          0.624                     0.373               0.997      |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     Since 1985, California's production has been declining steadily - despite periods of heightened drilling activity. The only major reversal was due to the so-called "blowdown" of the gas cap at Elk Hills.

     Elk Hills gross production of 400 million cubic feet per day accounts for roughly one-third of California's current gas production.

     We expect industry-wide gas production in California to continue declining for the next several years. At Elk Hills, we had expected a decline in gas production to begin in late 2000 based on the assumption that the gas cap blowdown would begin to diminish at that time.

     We've been able to make several key process and operating changes at Elk Hills that have allowed production to continue at historic highs through the first quarter to 2001. We hope to be able to maintain production at or near the current level for most of 2001, but our rates will eventually begin to decline.

     It is clear from the overall supply picture that gas will remain in very short supply in California for many years to come. New gas discoveries in California will be critical if the state is to meet its future energy requirements.

--------------------------------------------------------------------------------
|                                                                              |
|                                                     California Natural Gas   |
|                                                                              |
|                                                                              |
|                                    [map]                                     |
|                                                                              |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     One of the major attractions in our decision to purchase Elk Hills was the significant potential offered by Elk Hills existing natural gas reserves as well as the potential for deep gas discoveries in the area surrounding Elk Hills. We subsequently increased our mineral holdings in California to 850,000 acres - making us the largest holder of mineral rights in the state.

     We have been very carefully and methodically evaluating the technical merits of a number of both deep and shallow gas prospects in California. The geology is complicated, but we believe there is a potential bonanza awaiting the company that can crack the code to California's natural gas treasures. We know the gas is there and we're relying on our strong geoscience personnel to help us develop the optimum drilling program.

     We expect to drill a series of deep test wells over the next several years. Our first major deep gas well is scheduled to begin drilling in mid-summer and we expect completion in the first quarter of 2002. We're not predicting instant success, and we're prepared to drill a number of dry holes to fully test these deep gas plays because we believe we have the opportunity to add very significant volumes of new gas reserves.

     The Oxy story for California gas is that we already are producing very substantial volumes at robust prices and there is potential to add new production in the near term.

--------------------------------------------------------------------------------
|                                                                              |
|                                                     Business Review - U.S.   |
|                                                                              |
|                         Altura Acquisition (4/19/00)                         |
|                             Price = $3.6 Billion                             |
|                                                                              |
|                        Operating Cash (After Capital)                        |
|                              4/19/00 - 12/31/00                              |
|                                 $674 million                                 |
|                                                                              |
|                        Altura & Oxy Permian Operations                       |
|                              Combined Production                             |
|                               163,000 (BOE/Day)                              |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     We're very pleased with the performance of the former Altura properties since we completed this $3.6-billion acquisition on April 19th last year.

     For the eight months that we owned Altura in 2000, it generated more than $685 million in free cash flow.

     Production is averaging 143,000 BOE per day - 8,000 barrels per day more than we initially projected.

     The Altura properties were integrated with our other Permian operations. We now operate more than 14,000 producing wells in the greater Permian Basin of West Texas and Southeast New Mexico. Our total 2000 Permian production averaged about 163,000 BOE per day since the Altura acquisition.

--------------------------------------------------------------------------------
|                                                                              |
|                                                     Business Review - U.S.   |
|                                                                              |
|                                  Oxy Permian                                 |
|                                                                              |
|               o  Strong asset base                                           |
|                  >  Long-lived production                                    |
|               o  World leader in CO2 flood technology                        |
|                  >  CO2 floods account for 50% of Oxy                        |
|                     Permian production                                       |
|                  >  Bravo Dome                                               |
|               o  Regional cost leader                                        |
|               o  Strongly competitive gas plants                             |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     Our portfolio of assets in the Permian basin includes interests in 10 of the 50 largest fields ever discovered in the U.S. and 8 of the 10 largest fields in the Permian basin. These fields provide a steady base of long-lived production as well as an opportunity for expansion through additional enhanced recovery operations.

     With the Altura acquisition, Occidental has become a world leader in CO2 flood technology. Currently, Oxy has more than 50 active CO2 floods in the Permian Basin, half of which have been injecting for more than 10 years. About half of Oxy Permian's production comes from the CO2 flooding process - and we're applying this technology to yet another of our Permian operations - the Cogdell field.

     We expect to increase the recovery factor at Cogdell by 12-percent. When fully implemented, Cogdell production will increase by approximately 7,000 BOE per day. This is a repeatable program that can be applied to other Permian fields.

     We are also in the process of completing the planning and engineering for our next big CO2 flood operation. At our Hobbs, New Mexico operation, we expect to move ahead with a new CO2 flood that will develop over 40 million barrels of reserves net to Oxy over the next 25 years - with CO2 injection beginning in 2002 and first production in late 2003.

     This is another example of the very profitable and significant reserve and production additions that we expect to continue to add in our Permian operations.

     The Permian asset base provides an economy of scale that has resulted in lower unit costs in relation to our competitors in the region. This cost advantage enhances current operating results, lowers the break-even point and supports new investment.

--------------------------------------------------------------------------------
|                                                                              |
|                                              Business Review - Middle East   |
|                                                                              |
|                                                                              |
|                                    [map]                                     |
|                                                                              |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     Let's shift now to the Middle East where we believe we have our greatest potential to achieve significant growth. Over the years, we have built a strong position in the Middle East. We have programs in place to grow our existing businesses in Oman, Qatar and Yemen, and we're building on our technical expertise in these operations to develop new business opportunities in Saudi Arabia and Libya.

     In Qatar, our strategy is to continue development of 155 million barrels of net proved reserves in the offshore North Dome and South Dome fields. We estimate an ongoing waterflood project in the North Dome will add an additional 40 million net barrels.

     We're also evaluating second-generation enhanced-recovery projects at the North Dome field targeting recovery of an additional 200 to 400 million gross barrels of oil in place.

     In Yemen, our strategy is to continue to exploit identified reserves in the Masila and East Shabwa fields through a focused drilling program over the next five years. We believe this program will maintain gross production at approximately 230,000 barrels per day through 2002.

     We also have interests in 7 additional blocks, including 5 along the border with Saudi Arabia. Our focus this year is on acquiring and processing seismic data over these blocks so that we can begin drilling next year.

     In Oman, a waterflood project in the Safah field is expected to increase ultimate recovery from 20-percent to 30-percent of the oil in place. With development costs of $3.51 per barrel, the project has good economics - even at low oil prices.

--------------------------------------------------------------------------------
|                                                                              |
|                                              Business Review - Middle East   |
|                                                                              |
|                                 Saudi Arabia                                 |
|                                                                              |
|          [map]                     o  Oxy - Enron partnership                |
|                                       selected to bid on 2 of 3 new          |
|                                       projects                               |
|                                       >  Exploration & development           |
|                                          of natural gas reserves             |
|                                       >  Natural gas transmission            |
|                                       >  Production of electricity           |
|                                          and desalinated water               |
|                                    o  Submitted proposals in early           |
|                                       March                                  |
|                                    o  Oxy anticipates                        |
|                                       >  Clearly-defined projects            |
|                                       >  Good returns on capital             |
|                                       >  Flexible financing options          |
|                                    o  Project implementation to              |
|                                       begin in 2001                          |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     We and our partners at Enron have submitted bids to the Saudi government on two of the three new natural gas core ventures the Kingdom has approved for implementation.

     Both projects include upstream gas exploration, development and production. They also include midstream gathering, processing and transmission - as well as power generation, water desalination and petrochemical projects.

     We are awaiting word from the government on the winning bids. We expect both of these projects to get under way before the end of this year.

--------------------------------------------------------------------------------
|                                                                              |
|                                              Business Review - Middle East   |
|                                                                              |
|                                     Libya                                    |
|                                                                              |
|          [map]                     o  Evaluating return of                   |
|                                       existing assets                        |
|                                       >  Enhance production in               |
|                                          old fields                          |
|                                       >  Apply new technology                |
|                                    o  Oxy strengths                          |
|                                       >  History of success in               |
|                                          Libya                               |
|                                       >  Large Libyan data base              |
|                                       >  Success in similar                  |
|                                          Middle East operations              |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     We're also evaluating a series of opportunities in Libya that focus on the assets that we operated before the U.S. imposed sanctions. We see significant potential for enhancing production from these older fields as well as applying state-of-the-art technology to a number of exploration prospects. Oxy has a long track record of success in Libya, but our return is contingent upon a shift in U.S. policy permitting U.S. companies to resume operation of their existing Libyan assets.

     We have a very large technical data base on Libya and the Libyans are well aware that we have compiled a solid record of performance in similar operations in other areas in the Middle East.

--------------------------------------------------------------------------------
|                                                                              |
|                                                                    Summary   |
|                                                                              |
|                    o  Restructuring produced dramatic                        |
|                       improvement in financial performance                   |
|                       >  Steady and significant increases in                 |
|                          returns on equity and capital                       |
|                    o  High price environment is being used                   |
|                       to strengthen balance sheet                            |
|                    o  Strong position in California offers                   |
|                       substantial upside                                     |
|                       >  High gas prices                                     |
|                       >  Significant exploration potential                   |
|                    o  High potential growth opportunities in                 |
|                       the Middle East                                        |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

     Restructuring the company to focus on large oil and gas assets has significantly improved returns on equity and capital. These improvement show that our strategy for creating value is fundamentally sound.

     We are taking full advantage of the robust oil and gas price environment to drive down our debt and significantly strengthen our balance sheet.

     We have the strongest position among all the oil and gas companies operating in California. We have a large production base and we're well-positioned to exploit California's deep gas potential.

     Finally, we are moving forward on a number of fronts to grow our business in the Middle East. We have a strong operations base and a large technical data base upon which to grow our existing operations and secure new business.

--------------------------------------------------------------------------------
|                                                                              |
|                       Occidental Petroleum Corporation                       |
|                                                                              |
| o  Portions of this presentation are forward-looking and involve risks and   |
|    uncertainties that could significantly affect expected results. Factors   |
|    that could cause results to differ materially include, but are not        |
|    limited to:  global commodity pricing fluctuations for oil, gas and       |
|    chemicals; competitive pricing pressures; higher than expected costs      |
| including feedstocks; the supply/demand considerations for Occidental's | | products; any general economic recession domestically or internationally; | | and not successfully completing any expansion, capital expenditure or |
|    acquisition.                                                              |
| o  The United States Securities and Exchange Commission permits oil and gas  |
|    companies, in their filings with the SEC, to disclose only proved         |
|    reserves demonstrated by actual production or conclusive formation tests  |
|    to be economically producible under existing economic and operating       |
|    conditions. We use certain terms in this presentation, such as probable   |
|    and possible reserves, that the SEC's guidelines strictly prohibit us     |
|    from using in filings with the SEC. U.S. investors are urged to consider  |
|    closely the disclosure in our Form 10-K, available from us through the    |
|    following toll-free number, 1-888-OXYPETE (1-888-699-7383) or on the      |
|    Internet at http://www.oxy.com.  You also can obtain a copy from the SEC  |
|    by calling 1-800-SEC-0330.                                                |
|                                                                              |
|                                                                              |
--------------------------------------------------------------------------------

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)




DATE:    March 27, 2001      S. P. Dominick, Jr.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)